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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
MARCH 13, 2006


               LIBERTY MEDIA CORPORATION ANNOUNCES COMPLETTION OF
                          FUN TECHNOLOGIES TRANSACTION



ENGLEWOOD, Colo. -- Liberty Media Corporation (NYSE: L, LMC.B) ("Liberty") announced that its wholly owned subsidiary, Liberty Freedom, Inc. ("Liberty Freedom") has subscribed for 33,764,972 common shares of FUN Technologies Inc. ("New FUN") for aggregate proceeds of approximately US$50 million and approximately GBP 83.7 million on March 10, 2006 pursuant to a scheme of arrangement under section 425 of the UK Companies Act 1985 involving, INTER ALIA, FUN Technologies plc and New FUN (the "Scheme"). Liberty has acquired a controlling interest in New FUN and indirectly owns 33,764,973 common shares of New FUN, representing approximately 54% of the issued and outstanding common shares of New FUN on March 10, 2006 (approximately 51% calculated on a fully diluted basis).

Liberty Media Corporation is a U.S. holding company owning interests in a broad range of electronic retailing, media, communications and entertainment businesses and investments. Its businesses include some of the world's most recognized and respected brands and companies, including QVC, Encore, Starz, IAC/InterActiveCorp, Expedia and News Corporation.



CONTACT:

John Orr
Liberty Media Corporation
(720) 875-5622